Press Release
Spirit Realty Capital, Inc.
Announces Fourth Quarter and Full Year 2018
Financial and Operating Results
- Executed $1.62 Billion Unsecured Credit Facility -
- Received Final Settlement of $19.7 Million from Haggen Holdings, LLC ("Haggen") -
Dallas, TX—February 20, 2019 —Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a premier net-lease real estate investment trust ("REIT") that invests in single-tenant, operationally essential real estate, today reported its financial and operating results for the three and twelve months ended December 31, 2018.
FOURTH QUARTER 2018 HIGHLIGHTS

•
Executed $1.62 billion unsecured credit facility in January 2019, comprised of an $800 million unsecured revolving credit facility maturing in March 2023, a $420 million unsecured term loan maturing in March 2024 and a $400 million unsecured delayed draw term loan maturing in March 2022.

•	Received final settlement of $19.7 million from Haggen (the "Haggen Settlement") in relation to the Company's claim from 20 properties leased to Haggen at the time of Haggen's bankruptcy in 2015.

•
Generated net income from continuing operations of $0.61 vs $0.37 per diluted share, FFO of $0.93 vs $0.94 per share and AFFO of $1.06 vs $1.06 per share, compared to same quarter 2017. AFFO excluding the impact of the Haggen Settlement was $0.84 per share for the fourth quarter 2018, which equates to an annualized AFFO per share of $3.34.

•	Achieved strong operating results, including portfolio occupancy of 99.7% as of December 31, 2018 and same store Contractual Rent growth of 1.6%.

•	Decreased Adjusted Debt to Annualized Adjusted EBITDAre to 5.1x at December 31, 2018.

•	Had corporate liquidity of $668.2 million as of December 31, 2018, including availability under the unsecured revolving credit facility and cash available for investment.
CEO COMMENTS
“2018 was a strong year for Spirit across our entire business. We successfully completed the Spin-Off of SMTA, demonstrated consistent portfolio operations, achieved results at the high end of our AFFO guidance metric and attained leverage at one turn below the low-end of our target. Our relationship-driven pipeline, proprietary analytical tools, strong balance sheet and healthy portfolio put Spirit in a position to deliver consistent results. As we look into 2019, Spirit will be focused on meeting our acquisition and disposition targets, continuing our high quality operations and assisting SMTA in executing its strategic alternatives. We believe these actions are the final steps to achieve our goal of becoming a simplified, pure-play triple net REIT,” stated Jackson Hsieh, President and Chief Executive Officer.

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FULL YEAR 2018 HIGHLIGHTS

•	On May 31, 2018, successfully completed the Spin-Off of Spirit MTA REIT ("SMTA").

•	Generated net income from continuing operations of $1.58 vs $0.40 per diluted share, FFO of $3.71 vs $3.91 per share and AFFO of $3.99 vs $4.24 per share, compared to the full year 2017.

•	Invested $287.0 million, including $250.8 million for the acquisition of 17 properties, with an initial weighted average cash yield of 7.08% and an economic yield of 8.01%.

•	Sold 29 properties for $103.3 million in gross proceeds, with an overall weighted average capitalization rate of 6.46% on 18 income producing properties.
FINANCIAL RESULTS
Total revenues from continuing operations for the three months ended December 31, 2018 were $129.5 million, compared to $107.4 million for the same period in 2017. For the year ended December 31, 2018, total revenues from continuing operations were $445.1 million, compared to $431.3 million for the same period in 2017.
Net income attributable to common stockholders for the three months ended December 31, 2018 was $51.5 million, or $0.60 per diluted share, compared to $33.3 million, or $0.36 per diluted share, for the same period in 2017. Net income attributable to common stockholders for the year ended December 31, 2018 was $121.7 million, or $1.39 per diluted share, compared to net income of $74.6 million, or $0.79 per diluted share, for the same period in 2017.
FFO per diluted share was $0.93 and $0.94 for the three months ended December 31, 2018 and 2017, respectively. FFO per diluted share was $3.71 and $3.91 for the year ended December 31, 2018 and 2017, respectively.
AFFO for the three months ended December 31, 2018 was $90.9 million ($71.8 million excluding the Haggen Settlement), or $1.06 per diluted share, compared to $96.5 million, or $1.06 per diluted share, for the same period in 2017. AFFO for the year ended December 31, 2018 was $346.3 million ($327.2 million excluding the Haggen Settlement), or $3.99 per diluted share, compared to $398.1 million, or $4.24 per diluted share, for the same period in 2017.
The Board of Directors declared a quarterly cash dividend of $0.625 per common share, representing an annualized rate of $2.50 per common share. The Board of Directors also declared a quarterly cash dividend of $0.375 per preferred share. The quarterly common dividend was paid on January 15, 2019 to shareholders of record as of December 31, 2018 and the preferred dividend was paid on December 31, 2018 to shareholders of record as of December 17, 2018.
PORTFOLIO HIGHLIGHTS
During the year ended December 31, 2018, Spirit invested $250.8 million in the acquisition of 17 properties through nine transactions, with an initial weighted-average cash yield of approximately 6.9%, an economic yield of 8.0% and a weighted average lease term of 17.1 years. Additionally, the Company invested $36.2 million in revenue producing capital expenditures related to 49 existing properties.
During the year ended December 31, 2018, Spirit disposed of 29 properties for $103.3 million in gross proceeds, including the sale of 18 income producing properties for $68.7 million, with a weighted average capitalization rate of 6.46%. Six of the remaining properties were transferred to CMBS lenders, resulting in the resolution of $56.2 million in secured debt. The remaining five properties were vacant and sold for $10.8 million.
At December 31, 2018, Spirit's diversified real estate portfolio remained occupied at 99.7%. and was comprised of 1,462 owned properties, of which five were vacant, and 52 properties securing mortgage loans.

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BALANCE SHEET, LIQUIDITY & CAPITAL MARKETS

•	Unencumbered Assets totaled $4.1 billion as of December 31, 2018, representing approximately 80.5% of Spirit's Real Estate Investment.

•
Adjusted Debt to Annualized Adjusted EBITDAre was 5.1x at December 31, 2018, compared to 6.3x at December 31, 2017 (please note that, in 2018 and going forward, the definition of Adjusted EBITDAre was revised to reflect adjustments made for income producing acquisitions and dispositions made during the quarter, and Annualized Adjusted EBITDAre was revised to reflect adjustments for items where annualization is not appropriate).

•	Extinguished $202.1 million of mortgages and notes payable that had a weighted average interest rate of 5.5% during 2018.

•
During the year ended December 31, 2018 and prior to the Spin-Off of SMTA, the Company repurchased 4.2 million shares of outstanding common stock at a weighted average purchase price of $39.49 per share.

•	Sold 92.5 thousand shares of common stock under the Company's At-the-Market Program ("ATM Program"), at a weighted average share price of $40.57, generating aggregate gross proceeds of $3.8 million.

•	As of February 19, 2019, Spirit had approximately $14 million in cash and cash equivalents and $624 million of available borrowing capacity under its unsecured credit facility.

•	As of February 19, 2019, Spirit had additional funds available for acquisitions of approximately $11 million in its 1031 Exchange and Master Trust 2013 release accounts.

•	As of February 19, 2019, Spirit had an outstanding share count of 85,918,339.
2019 GUIDANCE
For fiscal year 2019, the Company is providing guidance for Spirit:

•	AFFO of $3.32 to $3.38 per share (assumes a full year of related party fee income and preferred dividend income from SMTA),

•	Capital deployment of $400.0 million to $550.0 million (comprising acquisitions, revenue producing capital expenditures and development deals),

•	Asset dispositions of $250.0 million to $350.0 million, and

•	Adjusted Debt to Adjusted EBITDAre of 5.0x to 5.4x.
The Company does not provide a reconciliation for its guidance range of AFFO per diluted share to net income available to common stockholders per diluted share, the most directly comparable forward looking GAAP financial measure, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per diluted share, including, for example, gains on debt extinguishment, impairments and other items that are outside the control of the Company.

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EARNINGS WEBCAST AND CONFERENCE CALL TIME
The Company's fourth quarter 2018 earnings conference call is scheduled for Thursday, February 21, 2019 at 9:00am Eastern Time. Interested parties can listen to the call via the following:

Internet:	Go to www.spiritrealty.com and select the investor relations page at least 15 minutes prior to the start time of the call in order to register, download and install any necessary audio software.

Phone:	No access code required.
(877) 407-9208 (Domestic) / (201) 493-6784 (International)

Replay:	Available through March 7, 2019 with access code 13686917.
(844) 512-2921 (Domestic) / (412) 317-6671 (International)
SUPPLEMENTAL PACKAGES
A supplemental financial and operating report and associated addenda that contain non-GAAP measures and other defined terms, along with this press release have been posted to the investor relations page of the Company's website at www.spiritrealty.com.
ABOUT SPIRIT REALTY
Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in high-quality, operationally essential real estate, subject to long-term, net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial, office and data center properties.
As of December 31, 2018, our diversified portfolio was comprised of 1,514 properties, including properties securing mortgage loans made by the Company. Our properties, with an aggregate gross leasable area of approximately 28.6 million square feet, are leased to 252 tenants across 49 states and 32 industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.
INVESTOR CONTACT
Investor Relations
(972) 476-1403
InvestorRelations@spiritrealty.com

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FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact of Shopko's bankruptcy filing on SMTA; the impact of SMTA's board of trustees' decision to accelerate its strategic plan, including Spirit's ability to collect amounts to which it is contractually entitled under the Asset Management Agreement or SMTA Preferred Stock upon a resolution of SMTA and/or a termination of the Asset Management Agreement; Spirit's ability to perform as an external manager for SMTA; and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.
NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix of the supplemental financial and operating report, which can be found in the investor relations page of our website.

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SPIRIT REALTY CAPITAL, INC.
Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues:
Rental income	$101,751	$105,516	$402,321	$424,260
Interest income on loans receivable	1,037	954	3,447	3,346
Earned income from direct financing leases	419	465	1,814	2,078
Related party fee income	6,869	—	15,838	—
Other income (1)	19,407	435	21,705	1,574
Total revenues	129,483	107,370	445,125	431,258
Expenses:
General and administrative (2)	13,150	10,723	52,993	54,998
Property costs (including reimbursable) (3)	5,537	6,780	21,066	28,487
Real estate acquisition costs	67	583	210	1,434
Interest	26,163	27,589	97,548	113,394
Depreciation and amortization	41,437	43,052	162,452	173,686
Impairments	471	1,339	6,725	61,597
Total expenses	86,825	90,066	340,994	433,596
Other income:
(Loss) gain on debt extinguishment	—	(1,190)	27,092	579
Gain on disposition of assets	13,802	20,712	14,629	42,698
Preferred dividend income from SMTA	3,750	—	8,750	—
Other expense	(5,319)	—	(5,319)	—
Total other income	12,233	19,522	45,152	43,277
Income from continuing operations before income tax expense	54,891	36,826	149,283	40,939
Income tax expense	(317)	(90)	(792)	(511)
Income from continuing operations	54,574	36,736	148,491	40,428
(Loss) income from discontinued operations	(460)	(945)	(16,439)	36,720
Net income	54,114	35,791	132,052	77,148
Dividends paid to preferred stockholders	(2,588)	(2,530)	(10,352)	(2,530)
Net income attributable to common stockholders	$51,526	$33,261	$121,700	$74,618

Net income per share of common stock—diluted:
Continuing operations	$0.61	$0.37	$1.58	$0.40
Discontinued operations	(0.01)	(0.01)	(0.19)	0.39
Net income per share attributable to common stockholders-diluted	$0.60	$0.36	$1.39	$0.79

Weighted average common shares outstanding:
Basic	85,396,319	90,759,812	86,321,268	93,586,991
Diluted	85,550,290	90,766,035	86,476,449	93,588,560

(1)
In December 2018, the Company received final settlement proceeds from Haggen of $19.7 million in relation to the Company's claim from 20 properties leased to Haggen at the time of Haggen's bankruptcy in 2015. As a result, other income for the three months and year ended December 31, 2018 includes $19.1 million of settlement proceeds. The remaining $0.6 million of proceeds received relieved accruals related to Haggen.

(2)
Included in general and administrative expenses for the year ended December 31, 2018 is $3.9 million of severance-related costs, comprised of $2.1 million of cash compensation and $1.8 million of non-cash compensation related to the acceleration of Restricted Stock and Performance Share Awards in connection with the departure of two executive officers. Included in general and administrative expenses for the year ended December 31, 2017 is $11.1 million of severance-related costs, comprised of $4.2 million of cash compensation and $6.9 million of non-cash compensation related to the acceleration of Restricted Stock and Performance Share Awards in connection with the departure of one executive officer.

(3) Included in property costs (including reimbursable) for the three months ended December 31, 2018 is $0.6 million of bad debt expense. There was no bad debt expense included in the three months ended December 31, 2017. Included in property costs (including reimbursable) for the years ended December 31, 2018 and 2017 is $0.6 million and $2.5 million, respectively, of bad debt expense.

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SPIRIT REALTY CAPITAL, INC.
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)

	December 31, 2018	December 31, 2017
Assets
Investments:
Real estate investments:
Land and improvements	$1,632,664	$1,598,355
Buildings and improvements	3,125,053	2,989,451
Total real estate investments	4,757,717	4,587,806
Less: accumulated depreciation	(621,456)	(503,568)
	4,136,261	4,084,238
Loans receivable, net	47,044	78,466
Intangible lease assets, net	294,463	306,252
Real estate assets under direct financing leases, net	20,289	24,865
Real estate assets held for sale, net	18,203	20,469
Net investments	4,516,260	4,514,290
Cash and cash equivalents	14,493	8,792
Deferred costs and other assets, net	156,428	121,949
Investment in Master Trust 2014	33,535	—
Preferred equity investment in SMTA	150,000	—
Goodwill	225,600	225,600
Assets related to SMTA Spin-Off	—	2,392,880
Total assets	$5,096,316	$7,263,511

Liabilities and stockholders’ equity
Liabilities:
2015 Credit Facility	$146,300	$112,000
2015 Term Loan, net	419,560	—
Senior Unsecured Notes, net	295,767	295,321
Mortgages and notes payable, net	463,196	589,644
Convertible Notes, net	729,814	715,881
Total debt, net	2,054,637	1,712,846
Intangible lease liabilities, net	120,162	130,574
Accounts payable, accrued expenses and other liabilities	119,768	131,642
Liabilities related to SMTA Spin-Off	—	1,968,840
Total liabilities	2,294,567	3,943,902
Stockholders’ equity:
Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both December 31, 2018 and December 31, 2017, liquidation preference of $25.00 per share	166,177	166,193
Common stock, $0.05 par value, 750,000,000 shares authorized: 85,787,355 shares and 89,774,135 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	4,289	4,489
Capital in excess of common stock par value	4,995,697	5,193,631
Accumulated deficit	(2,357,255)	(2,044,704)
Accumulated other comprehensive loss	(7,159)	—
Total stockholders’ equity	2,801,749	3,319,609
Total liabilities and stockholders’ equity	$5,096,316	$7,263,511

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SPIRIT REALTY CAPITAL, INC.
Reconciliation of Non-GAAP Financial Measures
(In Thousands, Except Share and Per Share Data)

FFO and AFFO

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income attributable to common stockholders	$51,526	$33,261	$121,700	$74,618
Add/(less):
Portfolio depreciation and amortization	41,295	62,990	197,346	255,454
Portfolio impairments	471	14,221	17,668	102,330
Gain on disposition of assets	(13,802)	(24,909)	(14,355)	(65,106)
Total adjustments	27,964	52,302	200,659	292,678
FFO attributable to common stockholders	$79,490	$85,563	$322,359	$367,296
Add/(less):
Loss (gain) on debt extinguishment	—	3,415	(26,729)	1,645
Real estate acquisition costs	67	583	549	1,356
Transaction costs	460	3,216	21,391	6,361
Non-cash interest expense	4,536	6,533	22,866	23,469
Accrued interest and fees on defaulted loans	292	1,284	1,429	4,201
Straight-line rent, net of related bad debt expense	(3,156)	(6,047)	(15,382)	(19,474)
Other amortization and non-cash charges	(848)	(818)	(2,434)	(3,266)
Non-cash compensation expense	2,926	2,783	15,114	16,560
Other G&A costs associated with Spin-Off	1,841	—	1,841	—
Other expense	5,319	—	5,319	—
Total adjustments to FFO	11,437	10,949	23,964	30,852
AFFO attributable to common stockholders	$90,927	$96,512	$346,323	$398,148

Dividends declared to common stockholders	$53,617	$80,796	$262,901	$332,402
Dividends declared as percent of AFFO	59%	84%	76%	83%
Net income per share of common stock
Basic (1)	$0.60	$0.36	$1.40	$0.79
Diluted (1)	$0.60	$0.36	$1.39	$0.79
FFO per share of common stock
Diluted (1)	$0.93	$0.94	$3.71	$3.91
AFFO per share of common stock
Diluted (1)	$1.06	$1.06	$3.99	$4.24
AFFO per share of common stock, excluding Haggen settlement (2)	$0.84	$1.06	$3.78	$4.24

Weighted average shares of common stock outstanding:
Basic	85,396,319	90,759,812	86,321,268	93,586,991
Diluted	85,550,290	90,766,035	86,476,449	93,588,560

(1)
For the three months ended December 31, 2018 and 2017, dividends paid to unvested restricted stockholders of $0.2 million and $0.3 million, respectively, and for the years ended December 31, 2018 and 2017, dividends paid to unvested restricted stockholders of $1.1 million and $0.9 million, respectively, are deducted from FFO and AFFO attributable to common stockholders in the computation of per share amounts.

For the three months and year ended December 31, 2018, undistributed earnings allocated to unvested restricted stockholders of $0.1 million and $0.2 million, respectively, are deducted from FFO attributable to common stockholders in the computation of per share amounts. For the three months and year ended December 31, 2018, undistributed earnings allocated to unvested restricted stockholders of $0.2 million and $0.3 million, respectively, are deducted from AFFO attributable to common stockholders in the computation of per share amounts.

(2)  AFFO attributable to common stockholders for the three months and year ended December 31, 2018, excluding $19.1 million of proceeds from the Haggen Settlement included in net income attributable to common stockholders.

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